SECURITIES AND EXCHANGE COMMISSION

         Washington, D.C. 20549

    Pursuant to Section 13 or 15(d) and Exchange Act of 1934

    Date of Report (Date of earliest event reported):March 22, 1998

              IRT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

    Florida             0-15347             59-2720096
    (State or                               (IRS Employer
    other jurisdiction) (Commission         Identification No.)
                        file Number)

    555 South Federal Highway, Suite 200, Boca Raton, FL 33432
         (Address of principal executive offices)

    Registrant's telephone number (561) 416-7239

    102 N.E. 2nd Street, Suite 262, Boca Raton, FL 33432
    (Former name or former address, if changed since last report.)

    Item 9  Sales of Equity Securities Pursuant to Regulation S

    On March 22, 1998, the Company agreed to the sale of 550,000 shares of Common Stock to each of Corporacion de Inversiones, R&G, S.A. and Corporacion de Inversiones, K&Z, S.A. for a total price, from both purchasers, of $440,000 to be paid under promissory notes, against the shares to be held in escrow, in at least monthly installments of at least $20,000, or sooner.

              SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

              IRT Industries, Inc.

              By:____________________
                   Richard Rossi

              Its: President

              Date: March 22, 1998